December 2, 2011


Securities
 exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE
	A
merican
Depositar
y Shares
evidence
d by One
1
America
n
Depositar
y
Receipts
represent
ing One
1
Ordinary
Share of
      Senetek plc Form F6 File No.
3371618


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of BNY
Mellon, as Depositary for
securities against which
American Depositary Receipts
are to be issued, we attach a
copy of the new prospectus
Prospectus reflecting the change
in name to Independence
Resources Plc.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate with revised name for
Senetek Plc.

The Prospectus has been
revised to reflect the new ratio,
and has been overstampted
with

Effective December 7, 2011
the Companys name changed
to Independence Resources
PLC


Please contact me with any
questions or comments at 212
8152367.



Lance Miller
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, New York NY 10286